     As filed with the Securities and Exchange Commission on August 22, 2000
                                                  Registration No. 333-_________

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           JUNO ONLINE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                133914547
         (State or other jurisdiction          (IRS Employer Identification No.)
      of incorporation or organization)

                                  1540 BROADWAY
                            NEW YORK, NEW YORK 10036
               (Address of principal executive offices) (Zip Code)

                                 --------------
                            1999 STOCK INCENTIVE PLAN
                   (AMENDED AND RESTATED AS OF MARCH 2, 2000)
                            (Full title of the Plans)

                                 --------------
                                CHARLES E. ARDAI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           JUNO ONLINE SERVICES, INC.
                                  1540 BROADWAY
                            NEW YORK, NEW YORK 10036
                     (Name and address of agent for service)
                                 (212) 597-9000
          (Telephone number, including area code, of agent for service)

                                 --------------
                         CALCULATION OF REGISTRATION FEE


============================================================================================================================

                                                                      Proposed            Proposed
                                             Amount to be         Maximum Offering     Maximum Aggregate      Amount of
   Title of Securities to be Registered      Registered(1)       Price per Share(2)    Offering Price(2)   Registration Fee
   -------------------------------------    ----------------   ---------------------   -----------------   -----------------
   1999 Stock Incentive Plan
   -------------------------------
   Common Stock, $0.01 par value            3,848,335 shares           $4.89             $18,818,358.15        $4,968.05

============================================================================================================================

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on August 15, 2000, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            Juno Online Services, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on February 15, 2000.

      (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the commission on May 15, 2000 and August 14, 2000 for the periods ended March 31, 2000 and June 30, 2000, respectively.

      (c) The Registrant's Current Report on Form 8-K, filed with the Commission on July 20, 2000.

      (d) The Registrant's Registration Statement No. 000-26009 on Form 8-A12G filed with the Commission on May 10, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

            Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

            Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            In addition, the Registrant has entered into indemnification agreements with each of its directors and officers, pursuant to which the Registrant has agreed to indemnify such directors and officers to the fullest extent permitted by the DGCL.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

Item 8. EXHIBITS

EXHIBIT NUMBER    EXHIBIT
--------------    -------

     4            Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-26009 on
                  Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this
                  Registration Statement
     5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of PricewaterhouseCoopers LLP, Independent Public
                  Accountants
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5
    24            Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
    99.1          1999 Stock Incentive Plan (Amended and Restated as of March 2,
                  2000)


Item 9. UNDERTAKINGS

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 22nd day of August, 2000.

                                    JUNO ONLINE SERVICES, INC.

                                    By: /s/ Charles E. Ardai
                                        ----------------------------------------
                                          Charles E. Ardai
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of Juno Online Services, Inc., a Delaware corporation, do hereby constitute and appoint Charles E. Ardai, President and Chief Executive Officer, and Richard M. Eaton, Jr., Chief Financial Officer and Treasurer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                         TITLE                       DATE
----------------------------      ---------------------------    ---------------



/s/ Charles E. Ardai              President, Chief Executive     August 22, 2000
----------------------------      Officer and Director
Charles E. Ardai                  (Principal Executive Officer)



/s/ Richard M. Eaton, Jr.         Chief Financial Officer and    August 22, 2000
----------------------------      Treasurer (Principal Financial
Richard M. Eaton, Jr.             and Accounting Officer)



/s/ David E. Shaw                 Chairman of the Board of       August 22, 2000
------------------------          Directors
David E. Shaw

        SIGNATURE                         TITLE                       DATE
----------------------------      ---------------------------    ---------------



/s/ Edward J. Ryeom               Director                       August 22, 2000
------------------------
Edward J. Ryeom




                                  Director
----------------------------
Louis K Salkind

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                           JUNO ONLINE SERVICES, INC.

                                  EXHIBIT INDEX

EXHIBIT NUMBER    EXHIBIT
--------------    -------

     4            Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-26009 on
                  Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this
                  Registration Statement.
     5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1           Consent of PricewaterhouseCoopers LLP, Independent Public
                  Accountants.
   23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
    24            Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
   99.1           1999 Stock Incentive Plan (Amended and Restated as of March 2,
                  2000).